UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2008, Duke Energy Corporation (“Duke Energy” or the “Company”) formed a joint venture with American Electric Power Company, Inc. (“AEP”) to build and operate 240 miles of extra-high-voltage 765-kilovolt transmission lines and related facilities in Indiana.  Both Duke Energy and AEP own an equal interest in the joint venture and will share equally in the costs.  The transmission line would link Duke Energy’s Greentown sub-station, near Kokomo, Ind., with AEP’s Rockport generating station, near Evansville, Ind.  Estimated costs for the project are approximately $1 billion, a portion of which is expected to be financed by the joint venture, but final costs will depend on the routing of the line, equipment and commodity costs.  The joint venture will submit the project to PJM Interconnection and Midwest ISO for consideration in their transmission expansion plans, seek rate approval for the project from the Federal Energy Regulatory Commission, and submit a filing in Indiana to operate as a transmission utility.  The earliest completion date for the project is expected to be 2014 or 2015.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 13, 2008	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller